Exhibit 10.41

AMENDMENT TO OPTION AWARD AGREEMENTS

THIS AMENDMENT TO OPTION AWARD AGREEMENTS (“Amendment”) is entered into as of March 24, 2014 (the “Effective Date”) by and between Samson Resources Corporation (the “Company”), and                              (the “Grantee”).

WHEREAS, the Company and the Grantee have previously entered into certain Option Award Agreements (the “Option Agreements”) under the 2011 Samson Resources Corporation Stock Incentive Plan, as amended, (the “Plan”) which granted to the Grantee options to purchase shares of Common Stock of the Company (the “Options”) in exchange for the Grantee’s performance of future services for the Company pursuant to the terms of the Option Agreements; and

WHEREAS, the Company has conducted a valuation and determined that it is in the best interest of the Company to adjust the exercise price of the options to reflect current fair market value in order to continue to provide incentives to its employees; and

WHEREAS, the Company and the Grantee desire to amend the Option Agreements and Plan Documents (as defined herein) with respect to the exercise price and the restrictions following the termination of employment of the Grantee under certain circumstances; and

WHEREAS, the Compensation Committee of the Company has approved the amendment of the Option Agreements and Plan Documents as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree that the Option Agreements and Plan Documents are amended as follows:

1.	The signature page and Section 2.1 of the Option Agreements are amended to provide that the exercise price of the Options subject to the Option Agreements will be $2.50 per share which represents the Fair Market Value per Share on the Effective Date.

2.	References in the Option Agreements or other documents to which the Grantee is obligated to enter into in conjunction with the grant or exercise of the Options, including any Stockholder’s Agreement, (the “Plan Documents”) that prohibit the Grantee from competing with the Company for a period of time following termination of employment shall be deleted and of no effect. This Amendment shall not in any way limit or restrict the Company’s right to enforce the confidentiality and nonsolicitation provisions of the Option Agreements or the Plan Documents.

All capitalized terms used in this Amendment shall have the same meaning ascribed to them in the Plan, Plan Documents and the Option Agreements unless specifically denoted otherwise. Except as specifically amended, as set forth herein, the terms and provisions of the Option Agreements or any Plan Documents remain unchanged.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

SAMSON RESOURCES CORPORATION

By:
	Name:	Randy L. Limbacher
	Title:	President and Chief Executive Officer

GRANTEE

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